EXHIBIT 99

For additional information, please contact:       Mr. Charles R. Ofner
                                                        (281) 496-5000

           RB Reports Favorable Second Quarter 1997 Results


          July 15, 1997, Houston, Texas ........ Reading &  Bates Corporation
(RB-NYSE) reported net income of $20.2 million ($.28 net income per share) for the three months ended June 30, 1997, compared with net income of $15.8 million ($.23 net income per share after preferred stock dividends of $1.2 million) for the three months ended June 30, 1996. Operating income for the quarter ended June 30, 1997 was $30.0 million on revenues of $98.4 million, compared to operating income for the quarter ended June 30, 1996 of $22.4 million on revenues of $61.7 million. The $36.7 million improvement to revenues is attributable to improved dayrates and utilization as well as the addition of two vessels to the fleet. Average utilization for the three months ended June 30, 1997 was 98% compared to 89% for the three months ended June 30, 1996. The Company estimates that its net income per share from ongoing drilling operations would have been approximately $.53 for the three months ended June 30, 1997 absent Development Company operations.

     For the six months ended June 30, 1997 the Company reported net income of $42.1 million ($.58 net income per share) on revenues of $181.8 million compared to net income of $29.3 million ($.43 net income per share after preferred stock dividends of $2.4 million) on revenues of $122.9 million. The $58.9 million improvements to revenues is again attributable to improved dayrates and utilization as well as the addition of two vessels to the fleet. Average utilization for the six months ended June 30, 1997 was 96% compared to 92% for the six months ended June 30, 1996. The Company estimates that its net income per share from ongoing drilling operations would have been approximately $.93 for the six months ended June 30, 1997 absent Development Company operations.

     Paul B. Loyd, Jr. the Company's Chairman, President and CEO, said, "First, let me reiterate the significance of our recent merger announcement with Falcon Drilling. We believe that this merger is extremely positive for shareholders of both companies. With respect to this quarter's results, although we are very pleased with our second quarter 1997 core drilling operational performance, consolidated reported results reflect the write-off of two oil and gas properties in which Reading & Bates Development Company had a partial interest as well as other expenses related to our Development Company operations which, in the aggregate, reduced reported income by $.25 for the second quarter of 1997. Although current reported income was reduced by the write-offs and other costs of pursuing the Development Company strategy, we believe that the Development Company will ultimately provide our shareholders with value and, as discussed as part of our merger announcement with Falcon, we intend to seek a separate financial identity of the Development Company, post merger."

     Reading & Bates is a New York Stock Exchange listed company, providing offshore drilling services throughout the world. Its wholly owned subsidiary, Reading & Bates Development Co., engages in the business of acquiring interests in offshore oil and gas properties and thereby participates in reservoir risk sharing. Through its TOPS joint venture, a full range of field development contracting alternatives is offered to oil and gas companies, including such services as drilling, marine and subsea construction and production facilities.


                          (financial highlights to follow)




                             READING & BATES CORPORATION
                                  AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF OPERATIONS
                       (in thousands except per share amounts)
                                      (unaudited)

                                  THREE MONTHS ENDED         SIX MONTHS ENDED
                                       JUNE 30,                   JUNE 30,
-------------------------------------------------------------------------------
                                   1997         1996         1997        1996
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OPERATING REVENUES              $ 98,371     $ 61,700    $ 181,802   $ 122,890
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COSTS AND EXPENSES:
  Drilling operations             35,339       25,384       70,756      55,576
  Development operations          16,968          742       18,065       1,381
  Depreciation                    10,389        7,740       20,241      15,308
  General and administrative       5,714        5,394       11,562       9,984
-------------------------------------------------------------------------------
    Total costs and expenses      68,410       39,260      120,624      82,249
-------------------------------------------------------------------------------
OPERATING INCOME                  29,961       22,440       61,178      40,641
-------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
  Interest expense, net of
    capitalized interest         (4,560)      (3,643)       (8,089)     (6,424)
  Interest income                   983          484         1,830         983
  Other, net                       (125)      (1,062)         (417)     (1,158)
-------------------------------------------------------------------------------
    Total other income (expense) (3,702)      (4,221)       (6,676)     (6,599)
-------------------------------------------------------------------------------
INCOME BEFORE INCOME TAX
  EXPENSE AND MINORITY INTEREST  26,259       18,219        54,502      34,042
-------------------------------------------------------------------------------
INCOME TAX EXPENSE:
  Current                         1,486        1,179         2,978       2,272
  Deferred                        3,511            -         5,078           -
-------------------------------------------------------------------------------
    Total income tax expense      4,997        1,179         8,056       2,272
-------------------------------------------------------------------------------
MINORITY INTEREST                (1,099)      (1,205)       (4,370)     (2,463)
-------------------------------------------------------------------------------
NET INCOME                       20,163       15,835        42,076      29,307

DIVIDENDS ON PREFERRED STOCK          -        1,212             -       2,425
-------------------------------------------------------------------------------
NET INCOME APPLICABLE
  TO COMMON STOCKHOLDERS      $  20,163     $ 14,623     $  42,076   $  26,882
===============================================================================
PRIMARY NET INCOME
  PER COMMON SHARE            $     .28     $    .23     $     .58   $     .43
===============================================================================
FULLY DILUTED NET INCOME
  PER COMMON SHARE            $     N/A     $    .22     $     N/A   $     .41
===============================================================================
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING:
     PRIMARY                     72,060       62,281        72,034      62,124
     FULLY DILUTED                  N/A       70,929           N/A      70,771
===============================================================================



                         READING & BATES CORPORATION
                              AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET
                               (in thousands)


=============================================================================
                                                       6/30/97      12/31/96
=============================================================================

ASSETS:
  Cash, cash equivalents and short-term investments  $  80,067     $  59,089
  Other current assets                                 111,596        81,001
  Net property and equipment                           718,414       657,629
  Other assets                                          52,385        10,471
-----------------------------------------------------------------------------
TOTAL ASSETS                                         $ 962,462     $ 808,190
=============================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities                                $  74,138     $  55,132
  Long-term obligations                                286,673       207,578
  Other noncurrent liabilities                          56,425        52,726
  Minority interest                                     50,536        46,147
  Stockholders' equity                                 494,690       446,607
-----------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 962,462      $ 808,190
=============================================================================